EXHIBIT 10.51

EXECUTION VERSION

AMENDMENT NO. 2 TO
AMENDED AND RESTATED REVOLVING LINE OF CREDIT AND REIMBURSEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED REVOLVING LINE OF CREDIT AND REIMBURSEMENT AGREEMENT is dated as of June 29, 2010 (this “Amendment”), and is made by and between AIRTRAN AIRWAYS, INC. (“AirTran”) and BANK OF UTAH, not in its individual capacity, but solely as Trustee (the “Lender”).

RECITALS:

AirTran and the Lender are parties to that certain Amended and Restated Revolving Line of Credit and Reimbursement Agreement, dated October 31, 2008, as amended by that certain Amendment No. 1 to Amended and Restated Revolving Line of Credit and Reimbursement Agreement, dated September 29, 2009 (the “Existing Reimbursement Agreement”), regarding a facility for the issuance of letters of credit and the making of revolving loans in the aggregate amount of up to $175,000,000, which is an amendment and restatement of the Reimbursement Agreement, dated as of August 12, 2008, by and between the Lender and AirTran. The Existing Reimbursement Agreement, as amended by this Amendment, is herein referred to as the “Reimbursement Agreement”.

AirTran and the Lender desire, on the terms and conditions set forth herein, to amend the Existing Reimbursement Agreement to, among other things, extend the term and reduce the aggregate maximum facility amount thereof.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.           DEFINITIONS; CONSTRUCTION

1.1	Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in Article I of the Existing Reimbursement Agreement.

1.2	Article I of the Existing Reimbursement Agreement also contains rules of usage that control the construction of this Amendment.

2.           AMENDMENTS TO REIMBURSEMENT AGREEMENT

With effect from and after the Effective Date (as defined in Section 3 below):

2.1	Section 1.01 of the Existing Reimbursement Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:
“Maximum Letter of Credit Amount” means $50,000,000.”

2.2	The definition of “Excess Cash” set forth in Section 1.01 of the Existing Reimbursement Agreement is hereby amended by deleting “$405 million” and by inserting in lieu thereof “$450 million”.

2.3
The definition of “Expiration Date” set forth in Section 1.01 of the Existing Reimbursement Agreement is hereby amended by deleting “December 31, 2010” and by inserting in lieu thereof “December 31, 2012”.

2.4	The definition of “Facility Amount” set forth in Section 1.01 of the Existing Reimbursement Agreement is hereby amended and restated in its entirety to read as follows:

“Facility Amount” means $100,000,000 less the aggregate amount of any reductions of the Maximum Revolving Loan Amount pursuant to the last sentence of Section 2.02(a) hereof.”

2.5
The definition of “Initial Letter of Credit” set forth in Section 1.01 of the Existing Reimbursement Agreement is hereby amended by deleting “June 30, 2012” and by inserting in lieu thereof “June 30, 2014”.

2.6	The definition of “Maximum Revolving Loan Amount” set forth in Section 1.01 of the Existing Reimbursement Agreement is hereby amended and restated to read in its entirety as follows:

“Maximum Revolving Loan Amount” means $50,000,000, as such amount may be reduced in accordance with Section 2.02(a).

2.7	The definition of “Type I Collateral” set forth in Section 1.01 of the Existing Reimbursement Agreement is hereby deleted in its entirety.

2.8	The definition of “Type II Collateral” set forth in Section 1.01 of the Existing Reimbursement Agreement is hereby deleted in its entirety.

2.9
Section 2.01(a) of the Existing Reimbursement Agreement is hereby amended by deleting the phrase “not to exceed the Available Credit” and by inserting in lieu thereof “not to exceed the lesser of (i) the Available Credit and (ii) the Maximum Letter of Credit Amount.”

2.10
Section 2.03(c)(i) of the Existing Reimbursement Agreement is hereby amended by deleting “February 1, 2011” and by inserting in lieu thereof “the first Banking Day immediately succeeding the last day of the calendar month that immediately follows the Expiration Date”.

2.11	Section 2.03(e) of the Existing Reimbursement Agreement is hereby amended and restated in its entirety as follows:

“(e)           Security.

(i)           The Credit Document Obligations of AirTran shall be secured in accordance with the provisions of the Security Documents, by a first priority perfected security interest in (a) the Collateral (as defined in the Security Agreement), (b) the rights of AirTran under the Purchase Agreement (as defined in the Purchase Agreement Security Agreement), (c) the Additional Collateral, and (d) all other Property in which the Lender (or an Affiliate thereof) or the Security Trustee may be granted a security interest to secure the Credit Document Obligations of AirTran (collectively, the “Collateral”).

(ii)           Not less than once during each calendar quarter, AirTran shall provide to the Lender a list consisting of all tangible Property constituting the Collateral and, in the case of Collateral consisting of Spare Parts, Inventory or Equipment (as each such term is defined in the Security Agreement), the location or locations of such Collateral. Not less than once each calendar quarter or upon Lender’s reasonable request at any time if a Specified Default is continuing, AirTran shall provide to Lender evidence of the aggregate value of the Collateral established in accordance with the Valuation Requirements.

(iii)           The aggregate value of all Collateral shall at all times be at least equal to the Total Exposure. In the event that, at any time, the aggregate value of the Collateral is determined to be less than the Total Exposure, AirTran shall within five (5) Banking Days (i) repay the aggregate outstanding Revolving Loans to the extent required to eliminate such shortfall and (ii) if any such shortfall remains after repayment in full of the aggregate outstanding Revolving Loans, (A) grant to Security Trustee a security interest in additional Property and provide to the Lender the valuation thereof in accordance with the Valuation Requirements or (B) take such steps as are necessary to reduce the L/C Exposure to the amount of such valuation. Any repayment pursuant to this Section 2.03(e)(iii) shall be applied to the outstanding principal amount of the Revolving Loans in inverse order of maturity. Notwithstanding any provision of any Credit Document to the contrary, the value of any item of Collateral and the aggregate value of all Collateral for purposes of Section 2.03(d), this Section 2.03(e), Section 3.03(j) and any other provision of any Credit Document requiring a valuation of the Collateral shall be established by AirTran in accordance with the Valuation Requirements.

(iv)           Prior to any change in the pool of Property constituting the Collateral as a result of a sale, transfer or disposition of any such Property as permitted by this Agreement or any other Credit Document, upon the Lender’s request, AirTran shall provide promptly to the Lender, in accordance with the Valuation Requirements, a valuation of the pool of Property constituting the Collateral after taking into account any such proposed change. In the event the value of the Collateral in such pool is determined to be less than the Total Exposure, AirTran shall, prior to such change, (i) repay the aggregate outstanding Revolving Loans to the extent required to eliminate such shortfall and (ii) if any such shortfall remains after repayment in full of the aggregate outstanding Revolving Loans, (A) grant to Security Trustee a security interest in additional Property and provide to the Lender the valuation thereof in accordance with the Valuation Requirements or (B) take such steps as are necessary to reduce the L/C Exposure to the amount of such valuation. Any repayment pursuant to this Section 2.03(e)(iv) shall be applied to the outstanding principal amount of the Revolving Loans in inverse order of maturity.

(v)           Without limiting Section 2.03(e)(iii), AirTran may, with the prior written consent of the Lender (not to be unreasonably withheld, delayed or conditioned), sell, transfer or otherwise dispose of any of the Property constituting the Collateral; provided no such consent shall be required and the provisions of Section 2.03(e)(iv) requiring AirTran to provide to the Lender a valuation shall not apply to the extent any such sale, transfer or other disposition that is in respect of the Collateral consisting of Inventory or Equipment is made in the ordinary course of business or is an isolated sale, transfer or disposition which is immaterial in terms of the aggregate value of the Collateral. Following any such sale, disposition or transfer, any such Property shall no longer be deemed to be “Collateral” for all purposes of this Agreement and the other Credit Documents and shall be released from the Lien of the applicable Credit Documents pursuant to the terms thereof.

(vi)           [intentionally omitted].

(vii)           If at any time AirTran obtains a release of all of the Letters of Credit issued for the benefit of Processors, terminates the Letter of Credit Subfacility, repays all Revolving Loans, with interest thereon, terminates the Revolving Loan Subfacility and satisfies in full all Credit Document Obligations, all Property then constituting the Collateral shall no longer be deemed to be “Collateral” for all purposes of this Agreement and the other Credit Documents and shall be released from the Lien of the applicable Credit Documents pursuant to the terms thereof.”

2.12	Section 3.03(j) of the Existing Reimbursement Agreement is hereby amended and restated in its entirety as follows:

“(j)           Collateral Value. AirTran shall have provided evidence, in accordance with the Valuation Requirements, that after giving effect to the issuance of the Letter of Credit and the making of the Revolving Loan, as the case may be, the aggregate value of all Collateral shall be equal to or greater than the Total Exposure.”

2.13
Section 3.03(k) of the Existing Reimbursement Agreement is hereby amended by adding after the phrase “Maximum Revolving Loan Amount” the phrase “and, in the case of a Letter of Credit, such Letter of Credit would not cause the aggregate stated amount of all Letters of Credit to exceed the Maximum Letter of Credit Amount.”

2.14	Section 4.05 of the Existing Reimbursement Agreement is hereby amended by deleting “September 26, 2009” and by inserting in lieu thereof “June 29, 2010”.

2.15
The form of Revolving Loan Request attached to the Existing Reimbursement Agreement as Exhibit B is hereby amended and restated in its entirety with the form of Revolving Loan Request attached to this Amendment as Exhibit A.

3.	CONDITIONS PRECEDENT

The amendments to the Existing Reimbursement Agreement set forth in Section 2 above (other than Section 2.3) shall become effective on July 1, 2010 (the “Effective Date”); provided, that each of the conditions described in Sections 3.1 through 3.5 are satisfied (except to the extent waived or, in the case of Section 3.3, deferred) on or prior to July 1, 2010 and, in the case of the amendment set out in Section 2.3, the condition described in Section 3.6 is satisfied (except to the extent waived) on or prior to December 31, 2010 (and upon satisfaction or waiver thereof, Section 2.3 shall become effective). If such conditions are not satisfied (or waived) on or prior to July 1, 2010, the Effective Date shall be the date on which such conditions are satisfied (or waived).

3.1
AirTran tenders to the Lender, in exchange for the Revolving Note issued by AirTran on September 30, 2009, marked “Cancelled,” a signed Revolving Note in the face amount of the Maximum Revolving Loan Amount.

3.2	Holdings delivers to the Lender a reaffirmation of guarantee (the “Reaffirmation of Guarantee”) substantially in the form issued by Holdings to the Lender on September 30, 2009.

3.3
AirTran and the Lender shall have procured an amendment to the Initial Letter of Credit, pursuant to which the Initial Letter of Credit is subject to renewal on the same terms as the unamended Initial Letter of Credit for additional terms extending through and including June 30, 2014, or, if earlier, 18 months after the Cutoff Date; provided, that AirTran and Lender may defer the satisfaction of this condition precedent until such time as AirTran shall have procured the extension described in Section 3.6.

3.4
On the Effective Date, (a) each Credit Party shall be in compliance with all of the terms and conditions on its part to be performed or observed under the Existing Reimbursement Agreement and each other Credit Document and (b) the representations and warranties set forth in Section 4 of this Amendment shall be true and correct.

3.5
The Lender has received, in each case in form and substance satisfactory to it (a) a counterpart to this Amendment, duly executed by the Lender and a Responsible Officer of AirTran and (b) such other documents, instruments, certificates and opinions as the Lender shall reasonably request.

3.6
AirTran shall have procured an extension of the Credit Card Agreement with U.S. Bank and of the Intercreditor Agreement between U.S. Bank and Security Trustee, in each case, through no earlier than December 31, 2011.

4.	REPRESENTATIONS AND WARRANTIES

AirTran hereby represents and warrants as follows on the date hereof and as of the Effective Date:

4.1
Each Credit Party has the right, power, and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Amendment and performance of this Amendment and the Reimbursement Agreement and the transactions contemplated hereby and thereby.

4.2
This Agreement and the Reaffirmation of Guarantee have been duly executed and delivered by a Responsible Officer of AirTran and Holdings, respectively, and this Amendment, the Reimbursement Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Credit Party party thereto, in accordance with its respective terms, except as such enforceability may be limited by applicable Debtor Relief Laws or equitable principles relating to enforceability.

4.3
Each of the representations and warranties set forth in the Reimbursement Agreement and each other Credit Document are true and correct in all material respects, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct on such earlier date.

4.4	No Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions hereunder.

4.5	Each Credit Party is current on all payment obligations owing to the Lender, its Subsidiaries and any Affiliate thereof.

4.6	No payment default, any other material default or General Triggering Event has occurred under any Credit Card Agreement.

4.7	No event specified in Section 3.03(o) of the Reimbursement Agreement has occurred and is continuing.

4.8
Other than for payments actually made on account thereof, there are no claims, counterclaims or setoffs against or defenses to the claims of the Lender against any Credit Party under the Reimbursement Agreement or any other Credit Document.

5.	EFFECT OF AMENDMENT; RATIFICATION

Except as expressly amended hereby as of the Effective Date, the Existing Reimbursement Agreement and all other Credit Documents (including, without limitation, all representations, warranties, terms, covenants and conditions thereof) shall continue to be and shall remain unamended, not waived and in full force and effect; provided that, as of the Effective Date (w) each reference herein, in the Existing Reimbursement Agreement and in the other Credit Documents to “Credit Documents” shall be deemed to include this Amendment, (x) each reference to the “Reimbursement Agreement” in any of the Credit Documents shall be deemed to be a reference to the Existing Reimbursement Agreement as amended by this Amendment and (y) each reference in the Existing Reimbursement Agreement to “this Agreement”, “this Reimbursement Agreement”, “hereof”, “herein” or words of similar effect in referring to the Reimbursement Agreement shall be deemed to be references to the Existing Reimbursement Agreement as amended by this Amendment and (z) the fourth and fifth Recital paragraphs in the Existing Reimbursement Agreement shall be construed in accordance with the terms of this Amendment.

6	MISCELLANEOUS

6.1
This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

6.2
Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.3
This Amendment shall be governed by, and construed in accordance with, the law of New York applicable to agreements made and to be performed entirely within such state. The provisions of Sections 9.12 and 9.13 of the Reimbursement Agreement are incorporated herein by reference mutatis mutandis.

6.4
AirTran shall reimburse the Lender and any Affiliate of the Lender for the reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred in connection with the negotiation, preparation and execution of this Amendment.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AirTran: AIRTRAN AIRWAYS, INC. By:____________________________ Name: Title:	Lender: BANK OF UTAH, not in its individual capacity, but solely as Trustee By:__________________________ Name: Title:

Acknowledged and Agreed
As of this ___ day of June, 2010

BANK OF UTAH, not in its individual
capacity, but solely as Security Trustee

By:____________________________
Name:
Title:

EXHIBIT A

FORM OF REVOLVING LOAN REQUEST

REVOLVING LOAN REQUEST
AIRTRAN AIRWAYS, INC.

________________, 20__

TO:      Bank of Utah, not in its individual capacity, but solely as trustee
200 E. South Temple, Suite 210
Salt Lake City, UT 84111
Attention: Brett King
Facsimile No. 801-746-3519

Re:
Amended and Restated Revolving Line of Credit and Reimbursement Agreement (as amended, the “Reimbursement Agreement”), dated October 31, 2008 (the “Effective Date”) by and between BANK OF UTAH, not in its individual capacity, but solely as trustee (“Lender”) and AIRTRAN AIRWAYS, INC., a Delaware corporation (“AirTran”).

Ladies and Gentlemen:

This is a Revolving Loan Request being made under and pursuant to the referenced Reimbursement Agreement. Terms used, but not defined, in this Revolving Loan Request (the “Request”) shall have the meanings assigned to such terms in the Reimbursement Agreement.

We hereby request that a Revolving Loan under the Reimbursement Agreement in the amount set forth on Line 8 to Exhibit A hereto be made on ___________, 20__ (“the Borrowing Date”).

In connection with this Request, we hereby represent and warrant and certify as follows as of the date hereof and as of the Borrowing Date:

1. The representations and warranties of AirTran contained in the Reimbursement Agreement are true and correct in all material respects, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct on such earlier date.

A-1

2. No Default or Event of Default exists or would result from the funding of the Revolving Loan or from the application of the proceeds thereof.

3. The Credit Parties are current on all payment obligations owing to Lender, its Subsidiaries or any Affiliate thereof.

4. No material default, or General Triggering Event shall have occurred under any Credit Card Agreement.

5. After giving effect to the Revolving Loan requested hereunder, the aggregate value of all Collateral (established in accordance with the Valuation Requirements) shall be equal to or greater than the Total Exposure.

6. The principal amount of the Revolving Loan requested hereunder does not exceed the Available Credit.

7. No event specified in Section 3.03(o) of the Reimbursement Agreement shall have occurred and be continuing.

8. All other conditions precedent applicable to the making of the Revolving Loan are satisfied.

9. Exhibit A hereto is true and correct in all respects.

A-2

EXHIBIT A TO REVOLVING LOAN REQUEST

Revolving Credit Facility

1. Aggregate outstanding principal balance of all Revolving Loans		$

2. Aggregate Initial Stated Amounts of all Letters of Credit	+	$

3. Total Exposure	=	$

4. Facility Amount

5. Total Exposure under Revolving Credit Facility (same as Line 3)	-	$

6. Available Credit	=	$

7. Amount of Request		$

8. Remaining Available Revolving Credit	+	$

On __________, 20__, please credit the account of AirTran Airways, Inc. (No. ______________) at __________________________ for the amount set forth on Line 8 above.

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